POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bennett A. MacDougall, Janette E. Farragher, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, John B. Hammalian, Maureen E. Kane, Sarah S. Kelleher and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign the Registration Statement of BNY Mellon Absolute Insight Funds, Inc. on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Joseph S. DiMartino Joseph S. DiMartino	November 4, 2015

/s/ Gordon J. Davis Gordon J. Davis	November 4, 2015

/s/ Joni Evans Joni Evans	November 4, 2015

/s/ Ehud Houminer Ehud Houminer	November 4, 2015

/s/ Hans C. Mautner Hans C. Mautner	November 4, 2015

/s/ Robin A. Melvin Robin A. Melvin	November 4, 2015

/s/ Burton N. Wallack Burton N. Wallack	November 4, 2015

/s/ John E. Zuccotti John E. Zuccotti	November 4, 2015